April 23, 1996




Mr. Todd R. Stephenson, CPCU
Senior Vice President, Treasurer,
     and Chief Financial Officer
American States Financial Corporation
500 North Meridian Street
Indianapolis, IN   46204-1275

Fax Number:  317-262-6616

Dear Todd:

J.P. Morgan Securities Inc. ("JPMSI") is pleased to arrange financing in the amount of $200,000,000 for American States Financial Corporation (the "Borrower"). Attached is an outline of the principal terms and conditions of proposed loans to be made by Morgan Guaranty Trust Company of New York ("Morgan") and other banks acceptable to Morgan and the Borrower (Morgan and such other banks being herein called the "Banks"), pursuant to loan documentation mutually acceptable to the Banks and the Borrower.

Morgan hereby commits to lend up to $50,000,000 on the attached terms and conditions. JPMSI shall inform the Borrower of the date (the "Commitment Date") on which the Banks (other than Morgan) have sent to JPMSI by telex or other written confirmation of their commitments on the attached terms and conditions in an aggregate amount (together with Morgan's commitment) of $200,000,000. All such commitments will be subject to the negotiation, execution and delivery of mutually acceptable definitive loan documentation (to be prepared by Morgan's counsel, Davis Polk & Wardwell).

The Borrower acknowledges its obligation to pay the following fees:

       (i) a syndication and advisory fee of $75,000 for the account of JPMSI, payable on the date of execution of definitive loan documentation;

      (ii) an administrative fee of $1,000 per Bank per annum, payable quarterly in arrears to Morgan; and

      (iii) an auction fee of $2,000 per money market auction, payable quarterly in arrears to Morgan.

The Borrower, by signing below, agrees to indemnify and defend JPMSI, Morgan and each other Bank and their respective directors, officers, agents, employees, and affiliates from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by, arising out of or by reason of any investigation, litigation or other proceeding brought or threatened relating to any loan made or proposed to be made to the Borrower in connection with the matters herein referred to (including, but without limitation, any use made or proposed to be made by the Borrower or any of its affiliates of the proceeds of such loans, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the indemnitee) including, without limitation, amounts paid in settlement, court costs, and fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding.

Finally, the Borrower hereby agrees to pay JPMSI and Morgan's out-of-pocket costs and expenses in connection with the negotiation and documentation of the loan transaction contemplated hereby, including fees and disbursements of its counsel, regardless of whether any loan documents are agreed to and signed by the Banks and the Borrower and regardless of whether any loans are actually made. This offer will expire at 9:00 a.m. New York time on May 2, 1996, unless accepted by you as set out below.

If you accept and agree to this proposal, please so indicate by signing in the space provided below and returning a copy of this letter to us.

Very truly yours,



      J.P. MORGAN SECURITIES INC.        MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK

      By /s/ Richard J. Herder           By /s/ Anthony R. Malloy
        ------------------------           -----------------------
         Name:        Richard J. Herder     Name:       Anthony R. Malloy
         Title:       Vice President        Title:      Vice President
      60 Wall Street                     60 Wall Street
      New York, NY   10260-0060          New York, NY   10260-0060
      Telephone:      212-648-6790       Telephone:     212-648-8087
      Telecopier:     212-648-5016       Telecopier:    212-648-5249



ACCEPTED AND AGREED TO
this 24th day of April, 1996:

AMERICAN STATES FINANCIAL CORPORATION



By   /s/ Todd R. Stephenson
     -----------------------------
     Name:  Todd R. Stephenson
     Title: Senior Vice President,
            Treasurer and Chief Financial Officer

                                                                        JPMORGAN


                   SUMMARY OF INDICATIVE TERMS AND CONDITIONS


                   FOR AMERICAN STATES FINANCIAL CORPORATION





BORROWER:                         American States Financial Corporation.

AMOUNT:                           Up to $200 million.

MORGAN'S COMMITMENT:              Up to $50 million.

PURPOSE:                          General Corporate Purposes.

AGENT:                            Morgan Guaranty Trust Company of New York
                                  ("Morgan").

ARRANGER:                         J.P. Morgan Securities Inc.

LENDERS:                          Syndicate of lenders acceptable to the
                                  Borrower and Morgan (the "Banks").

FACILITY DESCRIPTION:             Five years on a fully revolving basis.

BORROWING OPTIONS:                Adjusted LIBOR, Adjusted CD, Base Rate, and
                                  Money Market.

                                  LIBOR and CD will be adjusted for reserves and other regulatory requirements. Base Rate means the higher of Morgan's prime rate or the federal funds rate + 0.50%.

MONEY MARKET OPTION DESCRIPTION:  The Borrower may request the Agent to solicit competitive bids from the Banks at a margin over LIBOR ("Money Market LIBOR Loans") or at an absolute rate ("Money Market Absolute Rate Loans"). Each Bank will bid at its own discretion for amounts up to the total amount of commitments and the Borrower will be under no obligation to accept any of the bids. Any Money Market advances made by a Bank shall be deemed usage of the facility for the purpose of availability of the facility. However, each Bank's advance shall not reduce such Bank's obligation to lend its pro rata share of the remaining undrawn availability under the facility.



April 24, 1996                                                            Page 1

                                                                        JPMORGAN

                                  Bid Selection Mechanism: The Borrower will determine the aggregate amount of bids or portion thereof, if any, it will accept. Bids will be accepted in order of the lowest to the highest rates ("Bid Rates"). If two or more Banks bid at the same Bid Rate and the amount of such bids accepted is less than the aggregate amount of such bids, then the amount to be borrowed at such Bid Rate will be allocated among such Banks in proportion to the amount for which each Bank bid at such Bid Rate. The Borrower may cancel the auction for any reason.

PRICING: Pricing on the commitments and loans will be expressed in basis points per annum and will vary according to the pricing level commensurate with credit quality.

      Margins:                    See attached Pricing Grid.

      Facility Fee:               A per annum fee calculated on a 360 day
                                  basis payable on each Bank's commitment
                                  irrespective of usage, quarterly in
                                  arrears.  See attached Pricing Grid.

REFERENCE BANKS:                  Three Banks representative of the lender
                                  group.

INTEREST PAYMENTS:                At the end of each applicable Interest
                                  Period or quarterly, if earlier.

INTEREST PERIODS:                 Syndicated Borrowings:
                                  ---------------------------------------------
                                  Base Rate - 30 days.
                                  Adjusted LIBOR Loans - 1, 2, 3, or 6 months.
                                  Adjusted CD Loans - 30, 60, 90, or 180 days.

                                  Non-Syndicated Borrowings:
                                  ---------------------------------------------
                                  Money Market LIBOR Loans - minimum one month. Money Market Absolute Loans - minimum 7 days.

DRAWDOWNS:                        Minimum amounts of $10 million with
                                  additional increments of $1 million.
                                  Drawdowns are at the Borrower's option with same day notice for Base Rate Loans, one business day's for Money Market Absolute
                                  Loans, two business days' for Adjusted CD
                                  Loans, three business days' for Adjusted
                                  LIBOR Loans, and five business days' for Money Market LIBOR Loans.



April 24, 1996                                                           Page 2

                                                                        JPMORGAN


PREPAYMENTS:                      Base Rate Loans may be prepaid at any time
                                  on one business day's notice.  Adjusted LIBOR
                                  and   Adjusted CD Loans may be prepaid before
                                  the end of an Interest Period provided all related break funding costs are paid. Money
                                  Market Loans may not be prepaid.

TERMINATION OR REDUCTION OF       The Borrower may terminate the
COMMITMENTS:                      aggregate amount of the commitments in
                                  amounts of at least $10 million at any time on three business days' notice (which will reduce each Bank's Commitment pro rata).

REPRESENTATIONS AND WARRANTIES:   Customary for credit agreements of this
                                  nature, with respect to the Borrower and its Subsidiaries, including but not limited to:



                                    1.  Corporate existence.

                                    2.  Corporate and governmental
                                        authorization; no contravention; binding effect.

                                    3.  Financial information.

                                    4.  No material adverse change (at closing
                                        only).

                                    5.  Compliance with laws, including ERISA.

                                    6.  Environmental matters.

                                    7.  No material litigation (at closing
                                        only).

                                    8.  Existence, incorporation, etc. of
                                        subsidiaries.

                                    9.  Payment of taxes.

                                   10.  Not an investment company.

                                   11.  Full disclosure.

CONDITIONS PRECEDENT:              Customary in credit agreements of this
                                   nature, including but not limited to:


                                   1.  Negotiation and execution of
                                       satisfactory closing documentation.

                                   2.  Deal-specific requirements if any;
                                       regulatory approval, licenses.

                                   3. All transactions contemplated by the Form S-1, filed with the SEC on March 15, 1996 (as then in effect) shall have been completed.

CONDITIONS TO BORROWING:           Customary in credit agreements of this
                                   nature, including but not limited to:


                                   1.  Absence of default.

                                   2.  Accuracy of representations and
                                       warranties except, the representation as to no material adverse change or material litigation.

April 24, 1996                                                          Page 3

                                                        JP Morgan





COVENANTS:                        Customary in credit agreements of this
                                  nature, with respect to the Borrower and its Subsidiaries, including but not limited to:


                                  1.   Financial information.

                                  2.   Maintenance of property; insurance
                                       coverage.

                                  3.   Conduct of business; maintenance of
                                       existence.

                                  4.   Compliance with applicable laws and
                                       regulations, including ERISA and
                                       environmental regulations.

                                  5.   Negative pledge (including subsidiary
                                       stock and assets).

                                  6.   Minimum Consolidated Tangible Net Worth
                                       (defined as Shareholders Equity less
                                       Goodwill and less the impact of FASB
                                       115) of the Borrower will not at any
                                       date be less than the sum of 70% of
                                       level at date of IPO plus 50% of
                                       consolidated net income for each year
                                       thereafter.

                                  7.   Maximum Leverage.  If a Ratings Event
                                       shall have occurred, then the
                                       Consolidated Debt to Equity (defined as
                                       Shareholders Equity less the impact of
                                       FASB 115) of the Borrower shall not at
                                       any time be greater than 50%.  A Ratings
                                       Event will be defined as having occurred if either (I) the Borrower's senior unsecured long term debt rating is not at least A- or higher from Standard & Poor's or A3 or higher from Moody's; or
                                       (ii) the claims paying rating or
                                       financial strength rating of American
                                       States Insurance Company is not at least
                                       A or higher from S&P or A2 from Moody's.

                                  8.   Consolidations, mergers and sale of
                                       assets.

                                  9.   Use of proceeds to comply with
                                       Regulation U.

EVENTS OF DEFAULT:                Customary in credit agreements of this
                                  nature, including but not limited to the following:


                                  1.   Failure to pay any  principal under the
                                       Credit Agreement when due or failure to
                                       pay any interest or fees within four
                                       days of the due date.

                                  2.   Failure to meet covenants (with grace
                                       periods, where appropriate).

                                  3.   Representations or warranties false in
                                       any material respect when made.


                                  4.   Cross default to other debt of the
                                       Borrower and its Subsidiaries, other
                                       than newly acquired subsidiaries for a
                                       period of 180 days from the date of such acquisition, which is triggered by an event which permits or, with the giving of notice or lapse of time (or both), would permit


April 24, 1996                                                          Page 4
                                       the holder to accelerate its debt or
                                       terminate its commitment.

                                  5. Change of ownership or control. Defined as any Person, other than Lincoln National Corporation and its subsidiaries, owning more than 20% of the voting stock of the Borrower, unless Lincoln National Corporation and its subsidiaries continue to own a majority interest in the voting stock of the Borrower.


                                  6. Other usual defaults with respect to the Borrower and its Subsidiaries, including but not limited to insolvency, bankruptcy, ERISA, and judgment defaults.


INCREASED COSTS/CHANGE OF CIRCUMSTANCES:  The credit agreement will contain customary provisions protecting the
                                          Banks in the event of unavailability
                                          of funding, illegality, increased
                                          costs and funding losses.

                                          Capital adequacy compensation will be
                                          required only with respect to changes
                                          to capital requirements adopted after
                                          the date of execution of the Credit
                                          Agreement.

INDEMNIFICATION:                          The Borrower will indemnify the Banks
                                          against all losses, liabilities,
                                          claims, damages, or expenses relating
                                          to their loans, the Borrower's use of
                                          loan proceeds or the commitments,
                                          including but not limited to
                                          reasonable attorneys' fees and
                                          settlement costs (except such as
                                          result from the indemnitee's gross
                                          negligence or willful misconduct).

TRANSFERS AND PARTICIPATIONS:             Banks will have the right to transfer
                                          or sell participations in their loans
                                          or commitments with the
                                          transferability of voting rights
                                          limited to changes in principal,
                                          rate, fees and term.  Assignments,
                                          which must be in amounts of at least
                                          $10 million subject to a minimum hold
                                          of $10 million, will be allowed with
                                          the consent of the Borrower;
                                          assignment to other Banks and Banks'
                                          affiliates without the Borrower's
                                          consent.

EXPENSES:                                 Borrower will pay all legal and other
                                          out-of-pocket expenses of JPMSI and
                                          Morgan related to this transaction
                                          and any subsequent amendments or
                                          waivers, including the reasonable
                                          fees and expenses of Davis Polk &
                                          Wardwell, special counsel to Morgan.

GOVERNING LAW:                            State of New York.



April 24, 1996                                                          Page 5

                                                        JP Morgan



             PRICING GRID FOR AMERICAN STATES FINANCIAL CORPORATION
                          5 YEAR $200 MILLION REVOLVER

                            (basis points per annum)



                         LEVEL I               LEVEL II             LEVEL III
Basis for Pricing  If the                If the                If the
                   claims-paying         claims-paying         claims-paying
                   ratings* are at       ratings* are at       ratings* are at
                   least AA+ by          least AA- by          least A+ by
                   Standard & Poor's     Standard & Poor's     Standard & Poor's
                   or Aa1 by Moody's.    or Aa3 by Moody's.    or A1 by Moody's.
                   --------------------  --------------------  -------------------
Facility Fee               7.00                  8.00                  9.00
"Unused" Cost              7.00                  8.00                  9.00
LIBOR +                   13.00                 17.00                 21.00
CD +                      25.50                 29.50                 33.50
Base Rate +                 0                     0                     0
"Used" Cost             L + 20.00             L +  25.00            L + 30.00

                         LEVEL IV              LEVEL V               LEVEL VI
Basis for Pricing  If the                If the                If Levels I-V do
                   claims-paying         claims-paying         not exist.
                   ratings* are at       ratings* are at
                   least A by Standard   least A- by
                   & Poor's or A2 by     Standard & Poor's
                   Moody's.              or A3 by Moody's.
                   --------------------  --------------------  ------------------
Facility Fee              10.00                 12.50                 20.00
"Unused" Cost             10.00                 12.50                 20.00
LIBOR +                   25.00                 27.50                 55.00
CD +                      37.50                 40.00                 67.50
Base Rate +                 0                     0                     0
"Used" Cost             L +  35.00            L +  40.00            L +  75.00

     *    Claims-paying ratings of American States Insurance Company.



                                                                  April 24, 1996